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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

         Registration Statement (Form S-8 No. 333-70625) pertaining to the Corrections Corporation of America (formerly Prison Realty Trust) Amended and Restated 1997 Employee Share Incentive Plan,

         Registration Statement (Form S-4 No. 333-41778) pertaining to the merger of Corrections Corporation of America, a Tennessee corporation, with and into CCA of Tennessee, Inc.,

         Registration Statement (Form S-8 No. 333-69352) pertaining to the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,

         Registration Statement (Form S-8 No. 333-115492) pertaining to the registration of additional shares for the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,

         Registration Statement (Form S-8 No. 333-115493) pertaining to the Corrections Corporation of America Non-Employee Directors' Compensation Plan,

         Registration Statement (Form S-8 No. 333-69358) pertaining to the Corrections Corporation of America 401(k) Savings and Retirement Plan, and

         Registration Statement (Form S-3/A No. 333-104240) pertaining to a shelf registration of debt securities, guarantees of debt securities, preferred stock, common stock, or warrants, and pertaining to certain shares of common stock registered on behalf of a selling shareholder;

of our report dated March 4, 2005 (except for Note 14, as to which the date is January 17, 2006), with respect to the consolidated financial statements of Corrections Corporation of America and Subsidiaries for the year ended December 31, 2004, included in this Current Report (Form 8-K).


                                                /s/ Ernst & Young LLP
                                                --------------------------------
                                                Ernst & Young LLP


Nashville, Tennessee
January 17, 2006